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                                                                   EXHIBIT 10.05
                        TSI INTERNATIONAL SOFTWARE LTD.

                           PROFIT PARTICIPATION PLAN


     TSI's Profit Participation Plan was established to emphasize the important part each employee plays in TSI's success and in its profitability. The Plan is designed to retain employees and reward them for their sustained contributions to TSI's bottom line profitability. The Plan is described below.

     . Following the completion of TSI's fiscal year-end audit, the TSI Board of Directors votes to contribute a portion of TSI's profits to a profit participation pool.

     . Usually, one-half of the pool is distributed at the completion of the fiscal year audit, the second half, at the end of the current fiscal year.

     . All non-commissioned employees who were employed by the company at the fiscal year end, and who are employed at the time of the distribution of the pool are eligible to receive a distribution from the pool.

     . Individuals who are not employed by the company for the full fiscal year receive distributions pro-rated based upon the number of months worked in the year.

     .  Normal income tax and 401(k) deductions are withheld.